Calculation of Filing Fee Tables
N-2
Robinhood Ventures Fund I
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Shares	457(o)	14,217,271	$ 25.615	$ 363,175,396.66	0.0001381	$ 50,154.52
Fees Previously Paid		Equity	Common Shares	457(o)			$ 1,000,000.00		$ 138.10
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 364,175,396.66		$ 50,292.62
			Total Fees Previously Paid:						$ 138.10
			Total Fee Offsets:						$ 50,154.52
			Net Fee Due:						$ 0.00
Offering Note
[1]	1 (a) Estimated solely for purposes of calculating the registration fee, pursuant to Rule 457(o) under the Securities Act of 1933 (the "Securities Act"), on the basis of $25.615 per share, which is the average of the high and low prices of the Registrant's Common Shares as reported on the New York Stock Exchange on April 9, 2026. 1 (b) The Registrant is offsetting $50,154.52 of fees previously paid pursuant to Rule 457(p) under the Securities Act, as set forth in Table 2.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Robinhood Ventures Fund I	N-2	333-290253	09/15/2025		$ 50,154.52	Equity	Common Shares	363,175,396.67
Fee Offset Sources		Robinhood Ventures Fund I	N-2	333-290253		02/23/2026						$ 50,154.52
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	Calculated pursuant to Rule 457(o) under the Securities Act, based on the Maximum Aggregate Offering Price. Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets $50,154.52 of the total registration fee due under this Registration Statement by an amount of the filing fee associated with the unsold securities from the Registrant's Registration Statement on Form N-2 (File No. 333-290253), as amended, which the U.S. Securities and Exchange Commission declared effective on March 6, 2026, registering Common Shares, for a maximum aggregate offering price of $1,150,000,000 (the "Prior Registration Statement"), a portion of which remain unsold as of the filing date of this Registration Statement. The Registrant paid registration fees totaling $158,830.00 in connection with the registration of $1,150,000,000 of shares pursuant to the Prior Registration Statement, of which a portion remains unsold. The Registrant has completed the offering under the Prior Registration Statement. Pursuant to Rule 457(p), the associated filing fee of $50,154.52 for $363,175,396.67 of shares of Common Shares that remained unsold under the Prior Registration Statement is hereby used to offset the current registration fee due.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date